Exhibit 10.1

Execution Version

THIRD AMENDMENT TO AMENDED AND

RESTATED CREDIT AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of January 24, 2012 by and among each of the persons listed on the signature pages hereto as lenders (the “Lenders”), Crosstex Energy, L.P., a Delaware limited partnership (the “Borrower”), and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and L/C Issuer.

ARTICLE I

BACKGROUND

A.                                   The Lenders, the Administrative Agent, the L/C Issuer and the Borrower are parties to that certain Amended and Restated Credit Agreement dated as of February 10, 2010 (as amended, supplemented or restated, the “Credit Agreement”).  Terms defined in the Credit Agreement and not otherwise defined herein have the same meanings when used herein.

B.                                     The Borrower is exercising its rights under Section 2.14 of the Credit Agreement to increase the revolving credit facility under the Credit Agreement, and the provisions permitting future increases of the revolving credit facility under Section 2.14 of the Credit Agreement are simultaneously being amended as hereinafter set forth.

C.                                     The Borrower has requested, and the Lenders have agreed to amend the Credit Agreement as provided for herein and on the terms and conditions set forth herein.

ARTICLE II

AGREEMENT

NOW THEREFORE, in consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the parties hereto covenant and agree as follows:

Section 1.                                            Amendments to the Credit Agreement.  The Credit Agreement is hereby amended as follows:

(a)                                  Section 1.01 of the Credit Agreement is hereby amended by amending and restating the following definition to read in its entirety as follows:

“L/C Issuer” means, singly and collectively as the context requires, Bank of America and each other Lender consented to by the Borrower and the Administrative Agent in accordance with the terms of Section 2.03(m) in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.  References to the L/C Issuer herein shall, as the context may indicate (including with respect to any particular Letter of Credit, L/C Borrowing, L/C Credit Extension or L/C

Obligations), mean the applicable L/C Issuer, each L/C Issuer, any L/C Issuer, or all L/C Issuers.

“Letter of Credit” means any letter of credit issued hereunder.  A Letter of Credit may be a standby letter of credit or a commercial letter of credit payable upon presentation of appropriate supporting documentation.

(b)                                 Section 1.01 of the Credit Agreement is hereby amended by adding the following new defined terms to Section 1.01 in alphabetical order:

“Apache Corp” means Apache Corporation, a Delaware corporation.

“Apache Deepwater” means Apache Deepwater LLC, a Delaware limited liability company.

“Apache Raw Make Marketing Agreement” means that certain Raw Make Marketing Agreement by and among Crosstex NGL, Apache Corp, Apache Deepwater, ZPZ Delaware I, Crosstex Permian II, and Crosstex Processing dated as of July 11, 2011, related to the production, transportation and marketing of demethanized natural gas liquids.

“Crosstex NGL” means Crosstex NGL Marketing, L.P., a Texas limited partnership.

“Crosstex Permian II” means Crosstex Permian II, LLC, a Texas limited liability company.

“Crosstex Processing” means Crosstex Processing Services, LLC, a Delaware limited liability company.

“Third Amendment Effective Date” means January 24, 2012.

“ZPZ Delaware I” means ZPZ Delaware I LLC, a Delaware limited liability company.

(c)                                  Section 2.03 of the Credit Agreement is hereby amended by amending and restating clause (j) thereof to read in its entirety as follows:

(j)                                     Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer.  The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee (i) with respect to any amendment of a commercial Letter of Credit increasing the amount of such Letter of Credit, at a rate separately agreed between the Borrower and the L/C Issuer, computed on the amount of such increase, and payable upon the effectiveness of such amendment, (ii) with respect to (x) each commercial Letter of Credit issued by Bank of America, at the rate per annum specified in the Fee Letter, computed on the amount of such Letter of

Credit and payable upon the issuance thereof, and (y) each Letter of Credit issued by any other L/C Issuer, at the rate per annum separately agreed between the Borrower and such L/C Issuer, and (iii) with respect to each standby Letter of Credit, at the rate per annum specified in the Fee Letter, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears.  Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section l.06.  In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect.  Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(d)                                 Section 2.03 of the Credit Agreement is hereby amended by adding a new subsection (m) at the end thereof to read in its entirety as follows:

(m)                               Multiple L/C Issuers.  Upon the consent of the Borrower and the Administrative Agent (such consent of the Administrative Agent not to be unreasonably withheld), a Lender may become an additional L/C Issuer under this Agreement upon such Lender’s consent; provided, however, that no more than five (5) Lenders shall at any time be, or be deemed to be, an L/C Issuer under the terms of this Agreement.  In the event that two or more Lenders are an L/C Issuer, the Borrower may choose in its sole discretion the L/C Issuer from which it will request that a Letter of Credit be issued, and the Borrower shall make such request pursuant to the terms of this Agreement.  The Borrower, the Lenders, the L/C Issuer and the Administrative Agent acknowledge and agree that the terms and conditions of this Agreement and the other Loan Documents applicable to the L/C Issuer and Letters of Credit shall be in full force and effect with respect to the L/C Issuer and each of the Letters of Credit issued by it, provided, however, it being understood that the rights, obligations, fees, collateral (including cash collateral) and remedies available to the L/C Issuer and/or applicable to the L/C Issuer under the Loan Documents shall bind and inure to the benefit of the L/C Issuer only with respect to and to the extent of Letters of Credit issued by it.

(e)                                  Section 2.03 of the Credit Agreement is hereby amended by adding a new subsection (n) at the end thereof to read in its entirety as follows:

(n)                                 Notices Regarding Letters of Credit.  In addition to the other notice requirements set forth in this Agreement, one (1) Business Day prior to the issuance of any Letter of Credit or any amendment, the L/C Issuer shall notify the Administrative Agent of the terms of such Letter of Credit or amendment.  The Administrative Agent will promptly notify the L/C Issuer if such issuance or amendment is not permissible under the terms of this Agreement; provided, however, the L/C Issuer shall be bound to comply with the terms of this Agreement regardless of whether the Administrative Agent notifies the L/C Issuer.  The L/C Issuer shall no later than the third Business Day following the last day of each month, provide to Administrative Agent a schedule of the Letters of Credit issued by it, in form and substance reasonably satisfactory to Administrative Agent, showing the date of issuance of each Letter of Credit, the account party, the original face amount (if any), the expiration date, and the reference number of any Letter of Credit outstanding at any time during each month, and showing the aggregate amount (if any) payable by the Borrower to the L/C Issuer during such month in respect of the Letters of Credit issued by it.  After the receipt of such schedule from the L/C Issuer, the Administrative Agent will provide to any Lender a summary aggregating the schedules received from the L/C Issuer upon request.

(f)                                    Section 2.14 of the Credit Agreement is hereby amended by restating subsection (a) thereof to read in its entirety as follows:

(a)                                  Request for Increase.  Provided there exists no Default, upon notice to and approval of the Administrative Agent (which shall promptly notify the Lenders), which approval will not be unreasonably withheld or delayed, the Borrower may from time to time after the Third Amendment Effective Date, request an increase in the Aggregate Commitments by an amount (for all such requests after the Third Amendment Effective Date) not exceeding $100,000,000; provided that (i) any such request for an increase shall be in a minimum amount of $10,000,000, and (ii) the Borrower may make a maximum of three such requests after the Third Amendment Effective Date (excluding any such requests that are denied by the Administrative Agent or are not consummated).  At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

(g)                                 Section 7.01 of the Credit Agreement is hereby amended by restating subsection (v) to read in its entirety as follows:

(v)                                 Liens in favor of Apache, Apache Corp, and/or the Affiliates of either of them that secure obligations owed to Apache, Apache Corp and/or such Affiliate pursuant to the (i) Apache Joint Venture Agreement and/or (ii) Apache Raw Make Marketing Agreement, provided that such Liens (A) do not secure Indebtedness for borrowed money and (B) are limited to the assets (plus improvements thereon, accessions thereto and proceeds thereof) that are the subject of the Apache Joint Venture Agreement and Apache Raw Make Marketing Agreement.

(h)                                 Section 7.11 of the Credit Agreement is hereby amended by restating subsection (a) thereof to read in its entirety as follows:

(a)                                  Consolidated Interest Coverage Ratio.  Permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Borrower to be less than the ratio set forth opposite such fiscal quarter:

Fiscal Quarters Ending	Minimum Consolidated Interest Coverage Ratio
December 31, 2011, March 31, 2012, June 30, 2012, September 30, 2012, December 31, 2012, March 31, 2013 and June 30, 2013	2.25 to 1.00

September 30, 2013 and each fiscal quarter thereafter	2.50 to 1.00

(i)                                     Section 7.11 of the Credit Agreement is hereby amended by restating subsection (b) thereof to read in its entirety as follows:

(b)                                 Consolidated Leverage Ratio.  Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of the Borrower set forth below to be greater than the ratio set forth below opposite such fiscal quarter:

Fiscal Quarters Ending	Maximum Consolidated Leverage Ratio
December 31, 2011 and each fiscal quarter thereafter	5.00 to 1.00

(j)                                     Section 10.02(a)(i) of the Credit Agreement is hereby amended by restating subsection (i) to read in its entirety as follows:

(i)                                     if to the Borrower, the Administrative Agent or the L/C Issuer, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or such other place as directed in writing by such Person to the Administrative Agent and/or the Borrower; and

(k)                                  Schedule 2.01 to the Credit Agreement is hereby substituted with the Schedule 2.01 attached hereto for all purposes under the Credit Agreement and any reference to Schedule 2.01 in the Loan Documents shall refer to the Schedule 2.01 attached hereto.

Section 2.                                            Conditions Precedent.  This Amendment shall become effective as of the date first set forth above upon the satisfaction of the following conditions precedent:

(a)                                  The Administrative Agent shall have received each of the following:

(1)                                  this Amendment, duly executed by the Borrower, each New Lender (as hereinafter defined), the Required Lenders and the Administrative Agent;

(2)                                  the acknowledgment attached to this Amendment, duly executed by each Guarantor;

(3)                                  a Note for each New Lender;

(4)                                  the certificate required by Section 2.14(e) of the Credit Agreement;

(5)                                  an amendment to each Mortgage recorded in Louisiana, duly executed by each mortgagor under such Mortgage, increasing the maximum amount secured by such Mortgage;

(6)                                  such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the Borrower and each Guarantor as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment, and the other Loan Documents to which the Borrower and such Guarantor is a party or is to be a party;

(7)                                  such documents and certifications as the Administrative Agent may reasonably require to evidence that the Borrower and each Guarantor is duly organized or formed, and that the Borrower and each Guarantor is validly existing, in good standing and qualified to engage in business;

(8)                                  payment of fees required by that fee letter dated January 17, 2012, between the Borrower and the Administrative Agent;

(9)                                  payment or evidence of payment of (A) all reasonable fees and expenses owed by the Borrower to the Administrative Agent including, without limitation, the reasonable fees and expenses of Winstead PC, counsel to the Administrative Agent; and (B) all other fees agreed to be paid by the Borrower; and

(10)                            such other documents, instruments and certificates as reasonably requested by the Administrative Agent and the Lenders.

(b)                                 The representations and warranties set forth in Section 3 of this Amendment shall be true and correct on and as of the date hereof.

Section 3.                                            Representations and Warranties.

(a)                                  The Borrower represents and warrants to the Lenders and the Administrative Agent as set forth below:

(1)                                  The Borrower (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, and (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under this Amendment.

(2)                                  The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of the Borrower’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than Liens created under the Loan Documents), or require any payment to be made (other than payments required under this Amendment or any other Loan Document) under (i) any Contractual Obligation to which the Borrower is a party or affecting the Borrower or its properties or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or its property is subject; or (c) violate any Law; except in each case referred to in clause (b), to the extent that such conflict, breach, contravention or violation could not reasonably be expected to have a Material Adverse Effect.

(3)                                  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of this Amendment, except for such approvals, consents, exemptions, authorizations, other actions, notices and filings as have been obtained, taken, given or made and are in full force and effect and with which the Borrower and its Subsidiaries are in compliance in all material respects or which the failure to have would not result in a Material Adverse Effect.

(4)                                  This Amendment has been duly executed and delivered by the Borrower and acknowledged by each Guarantor.  This Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally or by general principles of equity (regardless of whether such enforceability is considered in any proceeding in law or in equity).

(5)                                  The execution, delivery and performance of this Amendment do not adversely affect the enforceability of any Lien of the Collateral Documents.

(6)                                  Except as disclosed in Schedule 5.06 to the Credit Agreement, there is no pending or, to the knowledge of the Borrower, threatened action or proceeding affecting the Borrower or any Subsidiary before any Governmental Authority, referee or arbitrator that could reasonably be expected to have a Material Adverse Effect.

(7)                                  The representations and warranties made by the Borrower and the Guarantors contained in Article V of the Credit Agreement and in each of the other Loan Documents are true and correct in all material respects on and as of the date hereof, as though made on and as of such date, other than any such representations or warranties that, by the their terms, refer to a specific date, in which case such representation or warranties are true and correct in all material respects as of such earlier specific date.

(8)                                  No event has occurred and is continuing, or would result from the effectiveness of this Amendment, which constitutes a Default.

(9)                                  As of the date hereof, the Borrower has no (a) Material Subsidiaries other than those listed on Schedule 3(a) and (b) non-Material Subsidiaries other than those listed on Schedule 3(b).

Section 4.                                            New Lenders.

(a)                                  Each new Lender that executes this Amendment but was not a Lender under the Credit Agreement immediately before the Third Amendment Effective Date (each, a “New Lender”) agrees and acknowledges by executing this Amendment it is a Lender for all purposes of the Credit Agreement (including having a Commitment in the amount set forth on Schedule 2.01 hereto) and the other Loan Documents and has the rights and the obligations of a Lender under the Credit Agreement and the other Loan Documents.  Additionally each New Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment (including this Section 4) and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement and (ii) it meets the requirements to be an Eligible Assignee of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06 of the Credit Agreement), (b) confirms it has received a copy of the Credit Agreement, and has received or has been afforded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Amendment and the Credit Agreement, (c) confirms it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment and the Credit Agreement, (d) if it is a Foreign Lender, agrees to provide any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the New Lender, and (e) agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Section 5.                                            Acknowledgment and Agreement.  Each party to this Amendment hereby acknowledges and agrees that, pursuant to Section 9.10(b) of the Credit Agreement, the Administrative Agent is authorized to subordinate or release any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01 (including Section 7.01(v) as revised by this Amendment).

Section 6.                                            Reference to and Effect on the Credit Agreement.

(a)                                  On and after the effective date of this Amendment each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement as amended by this Amendment, and each reference in the other Loan Documents to “the Credit Agreement,” “thereunder,” “thereof,” “therein” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(b)                                 Except as specifically amended above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.  Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all obligations stated to be secured thereby under the Loan Documents.

(c)                                  Except as expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under any of the Loan Documents or constitute a waiver of any provision of any of the Loan Documents.

Section 7.                                            Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic imaging means shall be effective as delivery of an originally executed counterpart of this Amendment.

Section 8.                                            Governing Law; Binding Effect.  This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, and shall be binding upon the Borrower, the Administrative Agent, the L/C Issuer, each Lender and their respective successors and assigns.

Section 9.                                            Costs and Expenses.  The Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities hereunder and thereunder.

THIS WRITTEN AMENDMENT AND THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of this page blank; signature pages follow]

Executed as of the date first set forth above.

CROSSTEX ENERGY, L.P.

By:	Crosstex Energy GP, LLC,
its general partner

	By:	/s/ Michael J. Garberding
		Name:	Michael J. Garberding
		Title:	Senior Vice President and
Chief Financial Officer

Each of the undersigned, as guarantors under the Amended and Restated Guaranty dated as of February 10, 2010 (as supplemented by the Guaranty Supplement dated as of July 11, 2011, the “Guaranty”), and as debtors, mortgagors, and/or grantors under the Collateral Documents, hereby (a) consents to this Amendment, and (b) confirms and agrees that the Guaranty and each of the Collateral Documents to which it is a party is and shall continue to be in full force and effect and is ratified and confirmed in all respects, except that, on and after the effective date of the Amendment each reference in the Guaranty and the other Collateral Documents to “the Credit Agreement,” “thereunder,” “thereof,” “therein” or any other expression of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as modified by this Amendment.

ADDRESS FOR ALL UNDERSIGNED:	CROSSTEX ENERGY SERVICES, L.P.

	By:	Crosstex Operating GP, LLC,
2501 Cedar Springs		its general partner
Suite 100
Dallas, Texas 75201
Attention: General Counsel	By:	/s/ Michael J. Garberding
		Name:	Michael J. Garberding
		Title:	Senior Vice President and
Chief Financial Officer

CROSSTEX OPERATING GP, LLC
CROSSTEX ENERGY SERVICES GP, LLC
CROSSTEX LIG, LLC
CROSSTEX TUSCALOOSA, LLC
CROSSTEX LIG LIQUIDS, LLC
CROSSTEX PROCESSING SERVICES, LLC
CROSSTEX PELICAN, LLC
CROSSTEX PERMIAN, LLC
CROSSTEX PERMIAN II, LLC

	By:	/s/ Michael J. Garberding
		Name:	Michael J. Garberding
		Title:	Senior Vice President and
Chief Financial Officer

CROSSTEX GULF COAST MARKETING LTD.
CROSSTEX CCNG PROCESSING LTD.
CROSSTEX NORTH TEXAS PIPELINE, L.P.
CROSSTEX NORTH TEXAS GATHERING, L.P.
CROSSTEX NGL MARKETING, L.P.
CROSSTEX NGL PIPELINE, L.P.

By:	Crosstex Energy Services GP, LLC,
general partner of each above limited
partnership

By:	/s/ Michael J. Garberding
	Name:	Michael J. Garberding
	Title:	Senior Vice President and
Chief Financial Officer

SABINE PASS PLANT FACILITY JOINT VENTURE

By:	Crosstex Processing Services, LLC,
as general partner, and
By:	Crosstex Pelican, LLC,
as general partner

By:	/s/ Michael J. Garberding
	Name:	Michael J. Garberding
	Title:	Senior Vice President and
Chief Financial Officer

BANK OF AMERICA, N.A.,
as Administrative Agent,
a Lender and L/C Issuer

By:	/s/ Jeffrey H. Rathkamp
	Name:	Jeffrey H. Rathkamp
	Title:	Managing Director

BNP PARIBAS

By:	/s/ Larry Robinson
	Name:	Larry Robinson
	Title:	Director

By:	/s/ Andrew Ostrov
	Name:	Andrew Ostrov
	Title:	Director

COMERICA BANK

By:	/s/ John S. Lesikar
	Name:	John S. Lesikar
	Title:	Assistant Vice President

COMPASS BANK

By:	/s/ Spencer Stasney
Name: Spencer Stasney
Title: Vice President

ROYAL BANK OF CANADA

By:	/s/ Jason S. York
Name: Jason S. York
Title: Authorized Signatory

SUMITOMO MITSUI BANKING CORP., NEW YORK

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Daniel K. Hansen
Name: Daniel K. Hansen
Title: Vice President

WELLS FARGO BANK, N.A.

By:	/s/ David C. Brooks
Name: David C. Brooks
Title: Director

BANK OF MONTREAL

By:	/s/ Gumaro Tijerina
Name: Gumaro Tijerina
Title: Director

CAPITAL ONE, NATIONAL ASSOCIATION

By:	/s/ Nancy Mak
Name: Nancy Mak
Title: Vice President

GOLDMAN SACHS BANK USA

By:	/s/ Mark Walton
Name: Mark Walton
Title: Authorized Signatory

MORGAN STANLEY BANK, N.A.

By:	/s/ Scott Taylor
Name: Scott Taylor
Title: Authorized Signatory

CITIBANK, N.A.

By:	/s/ Mason McGurrin
Name: Mason McGurrin
Title: Vice President

ABN AMRO CAPITAL USA LLC

By:	/s/ Darrell Holley
Name: Darrell Holley
Title: Managing Director

By:	/s/ Casey Lowary
Name: Casey Lowary
Title: Director

REGIONS BANK

By:	/s/ David Valentine
Name: David Valentine
Title: Vice President

AMEGY BANK, N.A.

By:	/s/ Jill McSorley
Name: Jill McSorley
Title: Vice President

ONEWEST BANK, FSB

By:	/s/ Grant Aheary
Name: Grant Aheary
Title: EVP

SCHEDULE 2.01

COMMITMENTS AND APPLICABLE PERCENTAGES

Lender	Commitment	Applicable Percentage
Bank of America, N.A.	$54,000,000	8.5039370%
Bank of Montreal	$54,000,000	8.5039370%
BNP Paribas	$54,000,000	8.5039370%
Citibank, N.A.	$54,000,000	8.5039370%
Royal Bank of Canada	$54,000,000	8.5039370%
Wells Fargo Bank, N.A.	$54,000,000	8.5039370%
U.S. Bank National Association	$45,000,000	7.0866142%
Capital One, National Association	$39,000,000	6.1417323%
Comerica Bank	$39,000,000	6.1417323%
ABN AMRO Capital USA LLC	$31,000,000	4.8818898%
Regions Bank	$27,000,000	4.2519685%
Morgan Stanley Bank, N.A.	$25,000,000	3.9370079%
Compass Bank	$24,000,000	3.7795276%
Amegy Bank, N.A.	$22,000,000	3.4645669%
Goldman Sachs Bank USA	$22,000,000	3.4645669%
OneWest Bank, FSB	$22,000,000	3.4645669%
Sumitomo Mitsui Banking Corporation	$15,000,000	2.3622047%
Total	$635,000,000	100.0000000%

SCHEDULE 3(a)

MATERIAL SUBSIDIARIES

Crosstex Energy Services, L.P. (DE)

Crosstex Operating GP, LLC (DE)*

Crosstex Energy Services GP, LLC (DE)*

Crosstex LIG, LLC (LA)

Crosstex Tuscaloosa, LLC (LA)*

Crosstex LIG Liquids, LLC (LA)

Crosstex Gulf Coast Marketing Ltd. (TX)*

Crosstex CCNG Processing Ltd. (TX)

Crosstex North Texas Pipeline, L.P. (TX)

Crosstex North Texas Gathering, L.P. (TX)

Crosstex NGL Pipeline, L.P. (TX)*

Crosstex NGL Marketing, L.P. (TX)*

Crosstex Processing Services, LLC (DE)

Crosstex Pelican, LLC (DE)

Sabine Pass Plant Facility Joint Venture (TX)*

Crosstex Permian, LLC (TX)*

Crosstex Permian II, LLC (TX)*

Crosstex Louisiana Gathering, LLC (Louisiana)*

*Indicates entity has previously been treated as a Material Subsidiary (e.g., it pledged assets and is a Guarantor) but does not technically meet the definition of a “Material Subsidiary” as of the date of this Amendment.

SCHEDULE 3(b)

NON-MATERIAL SUBSIDIARIES

Crosstex Louisiana Energy, L.P. (Delaware)

Crosstex DC Gathering Company, J.V. (Texas)

Crosstex Energy Finance Corporation (Delaware)